As  filed  with  the  Securities  and  Exchange Commission  on  May  29,  2001
                                                          Registration No. _____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                               AT COMM CORPORATION
             (Exact name of Registrant as specified in its charter)


              DELAWARE                                    953824750
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                  Identification Number)

                        577 Airport Boulevard, Suite 700
                          Burlingame, California 94010
                                 (650) 375-8188
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               William H. Welling
                      Chairman and Chief Executive Officer
                               At Comm Corporation
                        577 Airport Boulevard, Suite 700
                          Burlingame, California 94010
                                 (650) 375-8188
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Thomas C. Klein, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (650) 493-9300


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434,
please check the following box.   [ ]

================================================================================

                                               CALCULATION OF REGISTRATION FEE
===================================== ========================== =================== =================== ===================
                                                                      Proposed           Proposed
        Title of Each Class                    Amount                  Maximum            Maximum
           of Securities                        to be              Offering Price        Aggregate           Amount of
          to be Registered                   Registered            Per Share (1)       Offering Price     Registration Fee
------------------------------------- -------------------------- ------------------- ------------------- -------------------
Common Stock
$0.01 par value, 1,082,000 of which
are issuable upon conversion of
Series C Preferred Stock.........           1,082,000 (2)              $ 1.16           $ 1,255,120            $ 314
===================================== ========================== =================== =================== ===================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933.

(2) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares of common stock registered hereunder shall be automatically increased to cover the additional shares that would be issued, in accordance with Rule 416(a) promulgated under the Securities Act of 1933.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

1,082,000 Shares of Common Stock
($0.01 Par Value)

                                             At Comm Corporation
                                             577 Airport Boulevard, Suite 700
                                             Burlingame, California 94010
                                             (650) 375-8188


         The shareholders of At Comm Corporation listed on page 11 are selling up to 1,082,000 shares of common stock under this prospectus. We will not receive any part of the proceeds from this offering.

         Our common stock is quoted on the Nasdaq National Market and is traded under the symbol "ATCM." On May 24, 2001, the average of the high and low sale prices of one share of our stock on the Nasdaq National Market was $ 1.16.

         These securities involve a high degree of risk. See "Risk Factors" beginning on page 5.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         The date of this Prospectus is May 29, 2001.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus, including, but not limited to the section below discussing risk factors, as well as the information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including the risk factors set forth below.

         You can identify such statements by noting the use of forward-looking terms such as "believes," "expects," "plans," "estimates", and other similar words. Certain risks, uncertainties or assumptions that are difficult to predict may affect such statements. The following risk factors and other cautionary statements could cause our actual operating results to differ materially from those expressed in any forward-looking statement. We caution you to keep in mind the following risk factors and other cautionary statements and to refrain from placing undue reliance on any forward-looking statements, which speak only as of the date of this document.

         Reference is made in particular to the forward looking statements set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-KSB for the fiscal year ending December 31, 2000, and the quarterly reports on Forms 10-QSB for the quarters ending March 31, 2000, June 30, 2000, September 30, 2000, and March 31, 2001, as well as all other documents filed after the date hereof by At Comm, all of which are incorporated herein by reference. In connection with the forward-looking statements that appear or are incorporated by reference herein, prospective purchasers of the common stock offered hereby should carefully consider both the factors set forth below under "Risk Factors" and the risk factors described in the documents incorporated by reference.

                            ABOUT AT COMM CORPORATION
                           (formerly Xiox Corporation)

         At Comm Corporation ("At Comm" or "@Comm") was originally incorporated in California in September 1982, subsequently incorporated in Delaware in April 1987, and became a publicly held company in February 1986. Our stock is traded under the symbol "ATCM" on the NASDAQ exchange.

         We are a leading provider of a new class of business communications solutions that address the telephone and data communication needs of businesses worldwide. We believe our products will deliver compelling value to small and medium-sized enterprises (SMEs), as well as service providers, by eliminating the complexity of provisioning, using, and managing traditional voice and data networking systems. These solutions will bring a full range of enterprise-class communications capabilities and services that are strategic for SMEs to compete and grow in the new economy. We believe our technology is unique and powerful in its ability to seamlessly and reliably replace four to eight separate communication system components currently required by over 90% of all SMEs. We have evolved from an 18-year legacy of providing software and hardware solutions in support of branch exchange telephone systems.

         Town Square, our newest offering, redefines how millions of small businesses acquire and use voice, Internet, and data communications. It does so by replacing four to eight separate communications devices such as Private Branch Exchange (PBX), voice mail server, Ethernet Local Area Network (LAN) switch, Wide Area Network (WAN) access, router, and network firewall, among others. It integrates all these functions into a single, exceptionally affordable and reliable communication processor solution that is the size of a VCR. Town Square seamlessly delivers all the communication services needed by a small business to operate. It provides them with sophisticated features that enable them to compete more effectively, without the need for in-house support personnel. However, on April 30, 2001, we suspended further development and marketing of our Town Square product line because we have been unable to obtain the financing necessary to continue the project. The suspension resulted in the elimination of approximately 150 positions that affected all locations.

         Xiox Telemanagement Solutions is a product portfolio serving an installed base of more than 30,000 corporate systems. We design, develop, manufacture, and sell software and hardware systems that assist companies in managing their telecommunications expenses. These software and hardware solutions operate on personal computers, local area networks, and @Comm hardware. Our systems efficiently provide information to facilitate telephone expense control, client, department, or project billback, and assist fraud prevention. These systems can meet the simple needs of a 25-person office or the complex needs of a multi-site Fortune 500 corporation.

         The target market for the newest product in our telemanagement line includes large businesses, as well as Fortune 500 firms, with any number of telephones and multiple networked PBX systems. Enterprise customers, including the hospitality industry, are the most demanding telemanagement users, in terms of features, flexibility and reliability.

         We have secured trademark protection for the following service marks for our products' telecommunications security applications and services: Fort Knox(R), Hacker Tracker(R), Xiox Hacker Tracker(R), Hacker Preventer(R), and Hacker Deadbolt(R). We also have trademark protection for Prophet Writer(R), Summa Pro(R), Summa Suite(R), Summa Voice(R), and our window and curtain graphic logo. Xiox(R) is also our trademark. We have pending and in good order before the United States Patent and Trademark Office applications for registration for the following marks: Appliance One, Appliance I, Appliance II, Appliance III, Town Square, Town Square and design, @Comm and design, Business Tone, Smart Display, CommView, and TownManager.

         We have trademark registrations in Belgium, Netherlands, and Luxembourg for Town Square + device, @Comm, and ATCOMM. We have pending and in good order regional applications for Town Square.

         We have European trademark registration for Town Square. We have pending and in good order application for European registration of the following marks: @Comm + device, Business Tone, Smart Display, CommView, and TownManager.

         As of March 31, 2001, we have approximately $2,500,000 of accounts payable and accrued expenses and are in default of payment terms with many of our vendors. There is no assurance that our vendors will be willing to renegotiate payment terms with us or that we can generate enough funds through the liquidation of assets to satisfy our debt.

         We have future lease commitments of approximately $5,560,000 through 2007. We are currently in default of payment terms at our locations in Burlingame and Manchester. If we are unable to raise funds to resume the Town Square project, we will attempt to sublet the majority of the office space currently under lease. There are no assurances that we will be able to find tenants to sublet this office space or if current sublease rates would be sufficient to pay our existing commitments.

         Our address and telephone number are: At Comm Corporation, 577 Airport Boulevard, Suite 700, Burlingame, California 94010, (650) 375-8188.

                                  THE OFFERING

         This prospectus relates to the sale of up to 1,082,000 shares of our common stock by the selling shareholders named on page 11.

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware an investment in our common stock involves a high degree of risk, and that there are various risks, including those described below. You should consider carefully these risk factors, and the other information included in this prospectus before you decide to purchase shares of our common stock.

If we do not receive additional funding for our new product line, our business may be adversely affected.

         In 1997, we began a significant development effort on a new product line, our Town Square Communications System, that addresses the combined telephone and data markets. Although we have received, since 1997, approximately $41.9 million in funding for this development effort, we will require substantial additional funding before the new product line returns a profit. The additional funding will be used for marketing, continued engineering, sales, working capital, and to fund research and development activities.

         Additionally, the holders of Series B and Series C Convertible Preferred Stock have certain liquidation preferences. It is likely that as a condition for investing, any new investors may require the Series B and Series C stockholders to either eliminate these preferences or subordinate these preferences to those of the new investors.

         On April 30, 2001, the Town Square development was suspended due to significant uncertainties and delays in securing the additional funding needed. The suspension resulted in the elimination of approximately 150 positions that affected all locations. If we are unable to raise additional funds, the Company will liquidate assets to pay debt and consolidate office space to reduce costs. There are no assurances that we will be successful in our efforts in liquidating our assets and reducing costs. Additionally, if we do raise the additional funds, we cannot be certain that the new product line will become profitable. Moreover, the introduction of the new product line may result in a new group of competitors.

We may not be able to pay our vendors if we are unable to raise additional capital.

         As of March 31, 2001, we have approximately $2,500,000 of accounts payable and accrued expenses and are in default of payment terms with many of our vendors. There is no assurance that our vendors will be willing to renegotiate payment terms with us or that we can generate enough funds through the liquidation of assets to satisfy our debts. See "About At Comm Corporation."

We cannot assure you that a market for our Town Square Communications System product line will develop.

         Although we believe that our Town Square family of products and services, which combine voice, data, and Internet communications services, will provide our small and medium enterprise and branch office customers with a cost-effective, adaptable solution to their telecommunications needs, we cannot assure you that a market for our equipment and services will develop. Among the factors which may impede market acceptance of our equipment and services are:

     o   pricing competition from our competitors;

     o   quality and reliability of our Town Square hardware and software;

     o   possible advances in technology by our competitors; and

     o consumer awareness of our Town Square Communications System product line as an acceptable, low-cost alternative to traditional voice and data network systems.

         Due to suspension of our Town Square project subsequent to March 31, 2001, the market for Town Square may be further reduced if we do not raise additional funds to continue the project. It could also be likely that a market for Town Square may never develop.

Differing sales cycles may cause our operating revenues to fluctuate, which may lower our stock price.

         Our quarterly revenues are likely to fluctuate significantly in the future due to a number of factors that affect telecommunications management companies, many of which are outside our control. Factors that could affect our revenue include:

     o   variations in the timing of orders and shipments of our products;

     o   variations in the size of the orders for our products;

     o   new product introductions by our competitors; and

     o   delays in introducing new products.


Our stock price may be volatile, and you may not be able to sell the shares at or above the price you paid to purchase them.

         The trading price of our common stock may be highly volatile and could fluctuate in response to a variety of factors that affect telecommunications management companies, including the following:

     o   actual or anticipated variations in quarterly operating results;

     o   announcements of technological innovations;

     o   new products or services offered by us or by our competitors;

     o   additions or departures of key personnel;

     o   changes in financial estimates by securities analysts;

     o   conditions or trends in the telecommunications industry;

     o changes in the economic performance and/or market valuations of the telecommunications industry;

     o changes in the economic performance and/or market valuations of other companies in the telecommunications industry;

     o   volatility generally associated with technology stocks; and

     o   other broader market trends unrelated to our operating performance.

     o our ability to raise funding and the effect of the issuance of new securities if we are successful.

         In addition, our stock is commonly described as "thinly traded stock" because our average daily trading volume (approximately 6,000 shares) is very low in comparison to other publicly traded companies. The price of a thinly traded stock like ours may fluctuate sharply whenever the volume of trades exceeds the average volume. The dollar amount of the trades that would trigger those fluctuations is low in comparison to the dollar amount that would trigger similar fluctuations in the stock price of companies with a higher average trading volume.

If we do not keep pace with rapid technological change, we may not be able to produce new products and remain competitive.

         The software industry is characterized by rapid technological change, as well as changes in customer requirements and preferences. In order to remain competitive in this industry, we must quickly respond to such changes, including the enhancement and upgrading of existing products and the introduction of new products.

         We believe that our future results will depend largely upon our ability to offer products that compete favorably with respect to price, reliability, performance, range of useful features, continuing product enhancements, reputation, and training.

Most of our competitors have more resources than we do which may harm our ability to compete effectively with them.

         Most of our competitors, as well as many potential competitors, have substantially greater financial, marketing and technology resources than we do. MDR Switchview, ISI-Infortext, and Nortel Networks Corporation are our major competitors in our Xiox Telemanagement Systems product line. Based on industry sources, we believe that both MDR Switchview and ISI-Infortext, which are privately held, have revenues that are at least twice as large as our revenues. Nortel Networks Corporation, a public company, reported 2000 fiscal year revenues of approximately $30 billion. Avaya, Inc, 3Com Corporation, Toshiba Corporation, and Nortel Networks Corporation are our major competitors in our Town Square Communications Systems product line. All four are public companies with reported 2000 fiscal year revenues of approximately $8 billion, $4 billion, $54 billion, and $30 billion, respectively. In each case, we believe our competitors have marketing and technological resources commensurate with their revenues. We cannot be certain that we will be able to compete successfully against either current or potential competitors or that competition will not have a material adverse effect on our business, consolidated results of operations, and financial condition.

If we lose the business of our largest customers, our revenues may decrease and our business may suffer.

         Two customers accounted for 19% of our revenue during 2000, and the same two customers accounted for 23% of our revenue during fiscal year 1999. The loss or serious reduction in business from these customers could have a material adverse effect on our business, consolidated results of operations, and financial condition in future periods. Subsequent to year end, a relationship was terminated with one of our major customers. Revenues are expected to be less in fiscal year 2001 than historical revenues from this customer in fiscal year 2000.

If we lose our ability to sell our products through our network of value-added resellers (VARs), our revenues may decrease and our business may suffer.

         We sell our products primarily through our network of authorized VARs. Like other companies that sell products through a network of authorized VARs, our ability to effectively distribute our products depends in part upon the financial and business conditions of our distribution network, which is outside of our control. The loss of or a significant reduction in business with any one of our major VARs could have a material adverse effect on our business, consolidated results of operations, and financial condition.

We may not be able to expand our sales and distribution channels, which would harm our ability to generate revenue.

         We believe that our future success is dependent upon our ability to continue to expand our sales force and establish successful relationships with a variety of international and domestic carriers, local competitive access carriers, data and voice communication VARs, and selected PC manufacturers. If we are not able to increase our direct sales staff and channel distribution partners, we will not be able expand our business. We cannot be certain that we will be able to reach agreement with additional channel distribution partners on a timely basis or at all, or that these channel distribution partners will devote adequate resources to marketing, selling and supporting our products. Our inability to generate revenue from our sales offices and channel distribution partners may harm our business, financial condition and results of operations.

         Subsequent to March 31, 2001, staff was significantly reduced due to the suspension of the Town Square development. As a result of this reduction in staff, we may not be able to expand our sales and distribution channels as quickly as we had prior to the suspension.

If we do not increase our sales, our revenues may decrease and our business may suffer.

         Our future success, like the success of other telecommunications companies, will depend on deriving a substantial portion of our revenues from sales of our products to new customers as well as upgrades and support to existing customers. As a result, any factor adversely affecting these sales, including market acceptance, product performance and reliability, reputation, price competition and competing products, as well as general economic and market conditions, could have a material adverse effect on our business, consolidated results of operations, and financial condition.

         Subsequent to March 31, 2001, we suspended further development and marketing of our product line, Town Square, because we have been unable to obtain the financing necessary to continue the project. The suspension resulted in elimination approximately 150 positions that affected all locations. Efforts will be concentrated on obtaining funds to resume the Town Square product line, as well as maintain relationships with current customers in our Telemanagement line.

         Thus, revenues may decrease and our business may suffer due to the effects of a smaller staff, delays related to the suspension, and/or the failure to obtain funds. Additionally, we cannot be assured that we can concentrate on obtaining new customers as well as support our existing customers.

Our future ability to generate sales may depend on the interoperability of our equipment with those of other vendors.

         Our open, standards-based Town Square system is designed to interface with support applications and devices from third party vendors in order to allow our customers to take advantage of newer technology and support additional users without the need to replace the entire system. If third party applications and devices are not interoperable with our Town Square system, our customers may seek other communications network solutions that can provide product interoperability. This could seriously harm our business, consolidated results of operations, and financial condition.

If our software products contain errors or defects, our revenues may decrease and our business may suffer.

         The software products we offer, like many software products, are internally complex and, despite extensive testing and quality control, may contain errors or defects ("bugs"), especially when first introduced. Defects or errors could result in corrective releases to our software products, damage to our reputation, loss of revenues, an increase in product returns, claims for damages, or lack of market acceptance of our products, any of which could have a material and adverse effect on our business, consolidated results of operations, and financial condition.

If we encounter delays or difficulties in developing our products, our revenue may decrease and our business may suffer.

         Delays or difficulties in the execution of product development may occur within any telecommunications management company, including At Comm. These delays or difficulties may result in the cancellation of planned development projects and could have a material and adverse effect on our business, consolidated results of operations, and financial condition.

         Subsequent to March 31, 2001, we suspended further development and marketing of our product line, Town Square because we have been unable to obtain the financing necessary to continue the project. The suspension resulted in eliminating approximately 150 positions that affected all locations. Efforts will be concentrated on obtaining funds to resume the Town Square product line, as well as maintain relationships with current customers in our Telemanagement line. Thus, revenues may decrease and our business may suffer due to the effects of a smaller staff, delays related to the suspension, and/or the failure to obtain funds. Additionally, we cannot be assured that we can concentrate on obtaining new customers as well as support our existing customers.

If we do not manage our inventory levels to minimize excess inventory, we may incur additional costs and our business may be adversely affected.

         Inventories  increased  significantly  during fiscal 2000. The increase reflected purchased parts and components to support our new product line. Inventory management remains an area of focus as we balance the need to maintain strategic inventory levels to ensure competitive lead times with the risk of inventory obsolescence due to rapidly changing technology and customer requirements. If technological changes in customer requirements were to occur, this could result in excessive or obsolete inventory. The disposition of which could have a material and adverse effect on our business, consolidated results of operations, and financial condition.

         Subsequent to March 31, 2001, staff was significantly reduced due to the suspension of the Town Square product line. If we do not receive additional funding to continue the Town Square product line, we may be forced to liquidate inventory. There is no assurance that we will be able to sell our inventory and if a buyer(s) is found, we would most likely have to sell at a significant discount to book value.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus does not include all the information that may be important to you. You should read the entire prospectus carefully before you decide to invest.

         In addition, you should be aware that this prospectus constitutes part of a registration statement on Form S-3, together with all of its amendments and exhibits. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statement, copies of which may be obtained from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the SEC.

         Statements contained in this prospectus about the contents of any document filed as an exhibit to the registration statement, or incorporated by reference in the registration statement, must be read in the context of the registration statement and as qualified in all respects by that context.

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         Our common stock is quoted on the Nasdaq National Market. Reports and other information concerning us may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all of the shares covered by this prospectus:

         (1) our Form 8-K filed on December 27, 2000 and Form 8-K/A filed on June 16, 2000;

         (2) our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

         (3) our Quarterly Reports on Forms 10-QSB for the quarters ended March 31, 2000, June 30, 2000, September 30, 2000, and March 31, 2001;
             and

         (4) our Proxy Statement on Form 14A as filed on April 3, 2001.

This prospectus is part of a registration statement we filed with the SEC. You may request a copy of the registration statement or any of the above filings, at no cost, by writing or telephoning the Chief Financial Officer at the following address:

         At Comm Corporation
         577 Airport Boulevard, Suite 700
         Burlingame, California 94010
         (650) 375-8188

                              SELLING SHAREHOLDERS

         The following table provides the names of the selling  shareholders and the number of shares being  offered by each of them.  After  completion  of this
offering,   assuming  all  the  shares  offered  hereby  are  sold,  no  selling shareholder  will  hold  any At  Comm  securities  except  as set  forth  in the footnotes below.

Selling Shareholder                                                                   No. of Shares Offered

---------------------------------------------------------------------------------    -------------------------
Rennes Fondation                                                                                 378,000

Flanders Language Valley Fund CVA                                                                100,000

Lagunitas Partners LP                                                                             35,000

Edmund Shea and Mary Shea Real Property Trust TR UA 10/3/85                                       33,334

Compass Venture Partners, LP                                                                      16,667

Gruber and McBaine International                                                                  11,667

The Leonard and Dena Oppenheim Revocable Trust dated 1/6/00                                        7,000

1997 Morrison Charitable Remainder Trust                                                           6,667

The Rogers Family UTD 1/21/81                                                                      6,667

Jon D. Gruber and Linda W. Gruber                                                                  3,334

Chong Family Living Trust, dated March 11, 1998                                                    1,300

Chee-yan Danyeu Cheng                                                                                667

         No selling shareholder has held any position, office or other material relationship with us or any of our affiliates within the past three years, except Philip Vermeulen, who is one of our former directors and is the CEO and managing director of FLV. Mr. Vermeulen disclaims beneficial ownership of the shares held by FLV except to the extent of his proportionate ownership interest in FLV.

         We sold 600,303 shares of Series C Preferred Stock on December 21, 2000 to certain of the selling shareholders in private transactions. The shares of Series C Preferred Stock are convertible into an equivalent number of shares of common stock. Such shares of common stock, issuable upon conversion of the Series C Preferred Stock are registered hereunder.

         Each selling shareholder has represented to us that he, she, or it purchased the securities described above for investment, with no present intention of distribution. However, in recognition of the fact that investors, even though purchasing the securities described above for investment, may wish to be legally permitted to sell their securities when they deem appropriate, we have filed with the Commission under the Securities Act the registration statement with respect to the sale of the common stock covered hereby from time to time in through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices or privately negotiated prices, through the writing of options on the securities owned by the selling shareholders, or through a combination of the foregoing. We have agreed to use commercially reasonable efforts to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until December 21, 2002.

                              PLAN OF DISTRIBUTION

         Any or all of the shares may be sold from time to time by each selling shareholder, its pledgees, donees, transferees, distributees or successors-in-interest. Each selling shareholder may sell all or a portion of the shares from time to time while the registration statement of which this prospectus is a part remains effective. At Comm has agreed that it will use commercially reasonable efforts to keep the registration statement effective until December 21, 2002 (or a shorter period if all the shares have been sold or disposed of prior to such time). The aggregate proceeds to a selling shareholder from the sale of shares offered by it hereby will be the prices at which such shares are sold, less any commissions.

         Each selling shareholder may sell shares on the Nasdaq National Market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at time of sale, at prices related to such market prices or at negotiated prices.

         Shares may be sold by one or more of the following methods, without limitation:

     o block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus:

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers,

     o   privately negotiated transactions: and

     o   a combination of any such methods of sale.


         In effecting sales, brokers and dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholder (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above. Each selling shareholder may also sell shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

         In connection with distributions of shares or otherwise, a selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of At Comm's common stock in the course of hedging the positions they assume with the selling shareholder. The selling shareholder may also sell At Comm's common stock short and deliver shares to close out such short positions. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered hereby, which shares such broker-dealers or other financial institutions may resell pursuant to this prospectus. The selling shareholder may also pledge shares to a broker-dealer or other financial institution, and, upon default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus.

         The selling shareholder and any brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation. At Comm will pay all expenses of registration (including the fees and expenses of the selling shareholder's counsel) incurred in connection with this offering, but the selling shareholder will pay all underwriting discounts, brokerage commissions and other similar expenses incurred by the selling shareholder. At Comm has agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including those arising under the Securities Act.

         The selling shareholder may sell the shares at any price. Sales of the shares at less than market prices may depress the market price of At Comm's common stock. Moreover, generally, selling shareholders are not restricted as to the number of shares, which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time.

                                  LEGAL MATTERS

         For the purposes of this offering, Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, is giving its opinion on the validity of the shares and certain legal matters pertaining to At Comm.

                     COMMISSION POSITION ON INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article VI of our Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VI of our Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Bylaws, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling At Comm pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     EXPERTS

         The consolidated financial statements of At Comm as of December 31, 2000 and 1999, and for each of the years in the two-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

-------------------------------------------------------------     -----------------------------------------------------------

         No dealer, salesperson or other person has been
authorized in connection with any offering made hereby to
give any information or to make any representations other
than those contained in or incorporated by reference in
this Prospectus, and, if given or made, such information or
representations must not be relied upon as having been
authorized. This Prospectus does not constitute an offer to
sell or a solicitation of an offer to buy any security
other than the securities offered hereby, nor does it
constitute an offer to sell or a solicitation of any offer                        At Comm Corporation
to buy any of the securities offered hereby to any person
in any jurisdiction in which such offer or solicitation
would be unlawful or to any person to whom it is unlawful.
Neither the delivery of this Prospectus nor any offer or
sale made hereunder shall, under any circumstances, create
any implication that there has been no change in the                        1,082,000 Shares of Common Stock
affairs of At Comm or that the information contained herein
is correct as of any time subsequent to the date hereof.






                     TABLE OF CONTENTS                                                 PROSPECTUS

                                                   Page

    Forward Looking Statements......................1
    Risk Factors....................................5
    Where You Can Find More Information............10
    Selling Shareholders ..........................11
    Plan of Distribution.......................... 12
    Legal Matters..................................13
    Experts........................................13
                                                                                     May 29, 2001

-------------------------------------------------------------     -----------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee and the Nasdaq National Market listing fee.

 Securities and Exchange Commission registration fee                   $314

 Nasdaq National Market listing fee                                  17,500

 Printing and engraving expenses                                         --

 Legal fees and expenses                                             25,000

 Accounting fees and expenses                                        10,000

 Transfer agent and registrar fees and expenses                       5,000

 Miscellaneous                                                        1,500
                                                               -----------------
                                      Total                         $59,314


Item 15.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article VI of our Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VI of our Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.


Item 16.  Exhibits

Number                  Description
-------------------     ---------------------
3.l (1)                 Certificate of Incorporation as filed with the Secretary of State of the State of Delaware.

3.2 (2)                 Bylaws.

3.3 (3)                 Certificate of Amendment of Incorporation dated May 26, 1998.

3.4 (4)                 Certificate of Designations, Preferences, and Other Rights of the Series A Preferred.

3.5 (5)                 Certificate of Amendment of Incorporation dated May 26, 1999.

3.6 (6)                 Certificate of Designation, Preferences and Other Rights of the Series B Preferred.

3.7 (7)                 Certificate of Designation, Preferences and Other Rights of the Series C Preferred.

3.8                     Certificate of Ownership and Merger Merging At Comm Corporation With and Into Xiox
                        Corporation

4.4 (8)                 Form of Common Stock Certificate.

4.9 (9)                 Stock Purchase and Investor Rights Agreement dated December 21, 2000.

5.1                     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1                    Consent of KPMG LLP, independent auditors

23.2                    Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Included in Exhibit
                        5.1 hereto)

24.1                    Power of Attorney (included on P. II-4)

24.2                    Certified Copy of Resolution of Board of Directors Authorizing Signature

_____________________________________

(1)      Incorporated by reference to Xiox's Report on Form 10-K for the year ended December 31, 1987.
(2)      Incorporated by reference to Xiox's Report on Form 10-K for the year ended December 31, 1987.
(3)      Incorporated by reference to Xiox's Report on Form 8-K filed September 24, 1998.
(4)      Incorporated by reference to Xiox's Report on Form 8-K filed September 24, 1998.
(5)      Incorporated by reference to Xiox's Report on Form 10-QSB/A filed November 30, 1999.
(6)      Incorporated by reference to Xiox's Report on Form 8-K filed January 10, 2000.
(7)      Incorporated by reference to At Comm's Report on Form 8-K filed December 27, 2000.
(8)      Incorporated by reference to Xiox's Registration Statement on Form S-3/A filed February 24, 1999.
(9)      Incorporated by reference to At Comm's Report on Form 8-K filed December 27, 2000.

Item 17.  Undertaking

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling At Comm pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by At Comm of expenses incurred or paid by a director, officer or controlling persons of At Comm in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, At Comm will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, reflect any facts or events which represent a fundamental change in the information in the registration statement, or any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, At Comm Corporation certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on this 29th day of May, 2001.

                              At Comm Corporation

                              By:    /s/  William H. Welling
                                   -------------------------------------------
                                          William H. Welling
                                          Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William H. Welling, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                      Title                                   Date
 /s/ William H. Welling                       Chairman and Chief Executive Officer and           May 29, 2001
----------------------------------------      Director (Principal Executive Officer)
         (William H. Welling)

 /s/ Melanie D. Johnson                       Chief Financial Officer                            May 29, 2001
----------------------------------------
         (Melanie D. Johnson)

 /s/ Mark A. Parrish, Jr.                     Director                                           May 29, 2001
----------------------------------------
         (Mark A. Parrish, Jr.)

 /s/ Robert K. McAfee                         Director                                           May 29, 2001
----------------------------------------
         (Robert K. McAfee)

 /s/ Bernard T. Marren                        Director                                           May 29, 2001
----------------------------------------
         (Bernard T. Marren)

 /s/ Atam Lalchandani                         Director                                           May 29, 2001
----------------------------------------
         (Atam Lalchandani)


                                  EXHIBIT INDEX

Number                  Description
-------------------     ---------------------
3.l (1)                 Certificate of Incorporation as filed with the Secretary of State of the State of Delaware.

3.2 (2)                 Bylaws.

3.3 (3)                 Certificate of Amendment of Incorporation dated May 26, 1998.

3.4 (4)                 Certificate of Designations, Preferences, and Other Rights of the Series A Preferred.

3.5 (5)                 Certificate of Amendment of Incorporation dated May 26, 1999.

3.6 (6)                 Certificate of Designation, Preferences and Other Rights of the Series B Preferred.

3.7 (7)                 Certificate of Designation, Preferences and Other Rights of the Series C Preferred.

3.8                     Certificate of Ownership and Merger Merging At Comm Corporation With and Into Xiox
                        Corporation

4.4 (8)                 Form of Common Stock Certificate.

4.9 (9)                 Stock Purchase and Investor Rights Agreement dated December 21, 2000

5.1                     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1                    Consent of KPMG LLP, independent auditors

23.2                    Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Included in Exhibit
                        5.1 hereto)

24.1                    Power of Attorney (included on P. II-4)

24.2                    Certified Copy of Resolution of Board of Directors Authorizing Signature

(1)      Incorporated by reference to Xiox's Report on Form 10-K for the year ended December 31, 1987.
(2)      Incorporated by reference to Xiox's Report on Form 10-K for the year ended December 31, 1987.
(3)      Incorporated by reference to Xiox's Report on Form 8-K filed September 24, 1998.
(4)      Incorporated by reference to Xiox's Report on Form 8-K filed September 24, 1998.
(5)      Incorporated by reference to Xiox's Report on Form 10-QSB/A filed November 30, 1999.
(6)      Incorporated by reference to Xiox's Report on Form 8-K filed January 10, 2000.
(7)      Incorporated by reference to At Comm's Report on Form 8-K filed December 27, 2000.
(8)      Incorporated by reference to Xiox's Registration Statement on Form S-3/A filed February 24, 1999.
(9)      Incorporated by reference to At Comm's Report on Form 8-K filed December 27, 2000.